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                                                 October 30, 1996


American Annuity Group, Inc.
250 East Fifth Street
Cincinnati, OH  45202

AAG Holding Company, Inc.
250 East Fifth Street
Cincinnati, OH  45202

American Annuity Group Capital Trust I
c\o AAG Holding Company, Inc.
250 East Fifth Street
Cincinnati, OH  45202

         Re: American Annuity Group, Inc./AAG Holding Company, Inc./ American Annuity Group Capital Trust I--Registration Statement on Form S-3 Registration No. 333-12535 Relating to 3,450,000 Trust Originated Preferred Securities
                  ------------------------------------------------

Gentlemen:

                  We have acted as tax counsel for American Annuity Group, Inc. (the "Company"), AAG Holding Company, Inc. ("AAG Holding"), and American Annuity Group Capital Trust I (the "Trust") in connection with the proposed issuance and sale by the Trust of its Trust Originated Preferred Securities referred to above (the "Preferred Securities"). In connection therewith, we have participated in the preparation of the discussion set forth under the caption "United States Federal Income Taxation" (the "Tax Discussion") in the Prospectus (the "Prospectus") that is part of Amendment No. 1 to the Registration Statement on Form S-3 filed by the Company, AAG Holding, and the Trust with the Securities and Exchange Commission on October 29, 1996 (the "Registration Statement"). Except as otherwise indicated, the terms utilized herein have the same meaning as in the Registration Statement.


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American Annuity Group, Inc.
October 30, 1996
Page 2

                  Our opinion is conditioned on the accuracy of the factual statements made in the Registration Statement and the various documents filed therewith (together the "Registration Documents"), and on timely and full compliance with the terms of the Registration Documents by all relevant parties to such documents. In particular, and without limiting the scope of the preceding sentence, we have assumed for purposes of our opinion that the Trustees will conduct the affairs of the Trust in accordance with the Amended and Restated Declaration of Trust of American Annuity Group Capital Trust I substantially in the form dated October 30, 1996 (the "Declaration"). In rendering our opinion, we also have relied upon the representations made on behalf of the Company, AAG Holding, and the Trust in letters to us dated October 30, 1996 (the "Representation Letters").

                  Our opinion is based on the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. In this regard, legislation has been proposed that could adversely affect the Company's ability to deduct interest on the Subordinated Debentures.

                  Subject to the assumptions, qualifications, and conditions set forth herein and in the Tax Discussion section of the Prospectus and in reliance on the Representation Letters, it is our opinion that:

                  1. Although not entirely free from doubt, under current law and assuming full compliance with the terms of the Indenture and the other Registration Documents, the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of AAG Holding.

                  2. Under current law and assuming full compliance with the terms of the Declaration and the other Registration Documents, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Subordinated Debentures.

                  3. Although not entirely free from doubt, under current law and assuming full compliance with the terms of the Registration Documents and based on AAG Holding's representation that the likelihood of its exercising its option to defer payments of interest is remote, the Subordinated Debentures will not include original issue discount ("OID") unless and until an election to defer the payment of interest actually is made.


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American Annuity Group, Inc.
October 30, 1996
Page 3

                  We have reviewed the balance of the discussion set forth in the Prospectus under the heading "United States Federal Income Taxation," and have concluded, subject to the qualifications set forth in the preceding paragraph, that such discussion accurately summarizes the specific tax matters addressed therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name under the headings "United States Federal Income Taxation" and "Legal Matters" in the Prospectus. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.



                                Very truly yours,



                                AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.